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                                                                   EXHIBIT 10.28

                                      LEASE
                                      FROM
                            GOAT HOLLOW REALTY TRUST
                                       TO
                        BENCHMARK ELECTRONICS CORPORATION
                         360 FORBES BLVD., MANSFIELD, MA


SECTION                          TABLE OF CONTENTS

1.1                        REFERENCE DATA                                      1

2.                         PREMISES                                            2
2.1                        Premises                                            2
2.2                        Landlord's Reservations                             3

3.                         COMMENCEMENT. TERM OF LEASE
                           AND TERMINATION                                     3
3.1                        Condition And Delivery Of Premises                  3
3.2                        Termination Date                                    3
3.3                        Option To Extend                                    3

4.                         IMPROVEMENTS                                        4
4.1                        Landlord's Improvements                             4
4.2                        Tenant's Improvements                               4

5.                         USE OF PREMISES                                     4
5.1                        Permitted Use                                       4
5.2                        Prohibited Uses                                     4
5.3                        Licenses And Permits                                5
5.4                        Signs                                               5

6.                         RENT                                                5
6.1                        Annual Fixed Rent                                   5
6.2                        Additional Rent, Taxes and Other                    6
                           Expenses
6.3                        Late Charges                                        7
6.4                        Security Deposit                                    7

7.                         SERVICES                                            8
7.1                        Utility Expenses                                    8
7.2                        Operating Cost                                      8
7.3                        Repairs For Account Of Tenant                       9
7.4                        Curtailed Services                                  9
7.5                        Payment For Tenant's Work                           9


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7.6                        Cleaning Of Building                                9
7.7                        Landlord's Maintenance                              9

8.                         TENANT'S ADDITIONAL COVENANTS                      10
8.1                        Compliance With Law                                10
8.2                        Compliance With Environmental Laws                 10
8.3                        Tenant's Indemnity                                 10
8.4                        Tenant's Property Is Tenant's Risk                 10
8.5                        Overloading, Nuisance; Volatile Or
                           Dangerous Substances                               10
8.6                        Maintenance Of Premises                            11
8.7                        YieldUp                                            11
8.8                        Alterations And Improvements By Tenant
                           After Term Commencement                            11
8.9                        Floor Load; Heavy Machinery                        11
8.10                       Assignment And Subletting                          11
8.11                       Landlord's Access To Premises                      12

9.                         INSURANCE                                          12
9.1                        Public Liability Insurance                         12
9.2                        Casualty Insurance                                 13
9.3                        Workmen's Compensation                             13
9.4                        Certificate Of Insurance                           13
9.5                        Landlord's Insurance                               13
9.6                        Waiver of Subrogation                              13
9.7                        Increase In Insurance Risk                         14

10.                        DAMAGE TO PREMISES AND CONSEQUENCES                14
                           OF EMINENT DOMAIN
10.1                       Untenantability                                    14
10.2                       Eminent Domain                                     15

11.                        DEFAULT AND REMEDIES                               15
11.1                       Events of Default                                  15
11.2                       Damages - Termination                              16
11.3                       Effect Of Tax And Operating Expenses
                           On Damages                                         17
11.4                       Landlord's Expenses In Performing
                           Obligations Of Tenant                              18
11.5                       Landlord's Remedies Not Exclusive                  18
11.6                       Effect Of Waivers Of Default                       18
11.7                       Repeated Defaults                                  18
11.7                       No Accord And Satisfaction                         18

12.                        LANDLORDS FINANCING                                18
12.1                       Subordination                                      18


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12.2                       Estoppel Certificate                               19
12.3                       Assignment of Rents                                19

13.                        HOLDING OVER                                       20
13.1                       Holding Over                                       20

14.                        MISCELLANEOUS PROVISIONS                           21
14.1                       Notices                                            21
14.2                       Quiet Enjoyment                                    21
14.3                       Limitation Of Landlord's Liability                 21
14.4                       Acts of God/Force Majeure                          21
14.5                       Applicable Law And Construction                    22
14.6                       Broker                                             22
14.7                       Financing Requirements                             22
14.8                       Landlord's Representations                         22
14.9                       Agreement Made Only When Lease Signed              22
14.10                      Recording                                          22
14.11                      Governing Law                                      23

                           EXHIBIT A - Description of Property


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                                      LEASE

1.1 REFERENCE DATA. Each reference in this Lease to the following subjects shall be construed to incorporate the data stated in this
           Section 1.

DATE:      September 15, 2000

PREMISES: The land more particularly described on Exhibit A attached hereto as Exhibit A (the "Property") with the one-story steel frame and precast concrete building now known and numbered 360 Forbes Blvd. In Mansfield, Bristol County, Massachusetts (the "Building") containing net rentable area of approximately 44,080 square feet (said Property and Building collectively, the ("Premises")

LANDLORD:   Nancy E. Thompson, Trustee of Goat Hollow Realty Trust created under
Declaration of Trust dated August 1, 1997 recorded in the Bristol County North District Registry of Deeds in Book 7231, Page 267.

ADDRESS OF LANDLORD:  32 Pegan Lane, P.O. Box 656, Dover, MA 02030.

TENANT: Benchmark Electronics Corporation a corporation duly organized under the laws of State of Delaware.

ADDRESS OF TENANT:  65 River Road, C5908, Hudson, NH 03051-0908.

ORIGINAL TERM:  Five (5) years.

COMMENCEMENT DATE:  September 15, 2000.

TERMINATION DATE:   January 14, 2006.

LEASE YEAR:  Successive 12 month periods beginning on the Commencement Date.

ONE (1) OPTION TO EXTEND:  January 15, 2006 to January 14, 2011

ANNUAL FIXED RENT FOR ORIGINAL TERM (TRIPLE NET): see Section 6.1

January 15, 2001 to January 14, 2002:       $352,640.00
January 15, 2002 to January 14, 2003:        363,660.00
January 15, 2003 to January 14, 2004:        374,680.00
January 15, 2004 to January 14, 2005:        385,700.00
January 15, 2005 to January 14, 2006:        396,720.00

TENANT'S PERCENTAGE OF REAL ESTATE TAXES:  100%

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TENANT'S PERCENTAGE OF OPERATING EXPENSES (commencing September 15, 2000) : 100%

PERMITTED USES:  Light industrial manufacturing, engineering and office use and for no other purpose(s).

SECURITY DEPOSIT:  Two (2) Month's Rent or $58,773.00

BROKER:  Insignia/ESG, Inc. and The Codman Company

LIST OF EXHIBITS:  Exhibit A - Description of Property

2.       PREMISES.

2.1 PREMISES. The Premises include a Building containing 44,080 rentable square feet, as more particularly set forth in Section 1.1 together with a right to use parking spaces on the Property.

2.2 LANDLORD'S RESERVATIONS. Landlord reserves access to the Premises, as more particularly set forth in Section 8.11 hereof.

3.      COMMENCEMENT, TERM OF LEASE AND TERMINATION.

3.1 CONDITION AND DELIVERY OF PREMISES. The Premises are leased to Tenant in their existing condition without warranty or representations, except as stated in this Lease. Landlord shall deliver possession of the Commencement Date, as more particularly set forth in Section 1.1 hereof.

3.2 TERMINATION DATE. To have and to hold the Premises for the term commencing on the Commencement Date and ending on the Termination Date or such earlier date upon which said term may expire or be terminated pursuant to this Lease or pursuant to law (collectively, the "Termination Date").

3.3 OPTION TO EXTEND. Provided Tenant is not in default of any material terms, covenants or conditions contained in this Lease at the time of Tenant's exercise of its option to extend the Original Term, as hereinafter set forth, and provided further that the Tenant is not in default of any terms, covenants or conditions contained in this Lease at the time of the commencement of each extended term, Tenant shall have the right at its election to extend the Original Term of this Lease for one (1) additional period commencing January 15, 2006 and terminating January 14, 2011 (hereinafter referred to as "Option" or "Option Period", as case may be) said Option Period shall be referred to as the "extended term", provided further that Tenant gives to Landlord written notice of the exercise of the election of the Option at least twelve (12) months prior to the expiration of the Original Term. All the same terms, covenants and conditions of this Lease contained shall apply to the Extended Term, except that the rent

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shall be adjusted as provided in Article 6, Section 6.1.2 and that the Tenant shall not have any further option to again extend the term of this Lease beyond the extended term. If the Tenant shall give notice of the exercise of an election in the manner and within the time provided herein, the Term shall be extended upon the giving of notice without the requirements of any action or the execution of further instruments on the part of Landlord and Tenant, except only to the extent to confirm Annual Fixed Rent and percentage of Tenant's obligation for real estate taxes and operating expenses and the like. The Original Term and Extended Term shall be collectively referred to as the "Term".

4.      IMPROVEMENTS.

4.1 LANDLORD'S IMPROVEMENTS. Prior to the Commencement Date, Landlord shall ensure that the roof, structure, heating and air conditioning equipment, parking lot and loading dock equipment are in good working order and the interior of the Building is delivered to Tenant "broom-cleaned".

4.2 TENANT'S IMPROVEMENTS. Provided Tenant obtains all insurance coverage required in this Lease, Tenant may, prior to the Commencement Date and tender of actual possession of the Premises, enter upon the Premises at Tenant's own risk at such times as it deems appropriate to make various improvements thereon, install fixtures and other equipment, all without unreasonably interfering with Landlord's improvements in the Building. Tenant and Landlord agree that Tenant shall, at its expense, remove the vestiges of a kitchen that remain on the premises and shall not be obligated to replace and restore such kitchen when the building is surrendered. Tenant shall not make any alterations, improvements, additions and/or renovations to the Premises (collectively "improvements") without first obtaining, in each instance, the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed, except and excluding improvements costing in the aggregate of less than $25,000.00 may be done without Landlord's prior approval. Except only as hereinafter set forth, all Tenant improvements shall be at Tenant's sole cost and expense. Tenant agrees to indemnify and save harmless the Landlord from any and all expenses, liens, claims, damages, loss or injury to persons or property in or on the Premises arising out of or resulting from the obligation, undertaking or making of any improvements. Tenant further agrees at Tenant's sole cost and expense to procure in each and every instance all necessary permits, licenses or the like before commencing any improvements. Tenant further agrees that all such improvements done by Tenant or Tenant's servants, employees, agents, independent contractors or the like shall be done in a good and workmanlike manner; that such improvements shall be in

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conformity with all laws, ordinances or regulations of all public authorities having jurisdiction (including without limitation obtaining any required Certificate

                                       4
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of Occupancy) and all insurance inspections or rating bureaus having jurisdiction; that the Premises and/or Building will not be endangered or impaired; that no equipment shall be placed on the roof without Landlord's prior written approval; that Tenant shall, at Tenant's sole cost, repair any and all damage caused by or resulting from such improvements; and that once the improvements commence, Tenant shall complete the improvements with all reasonable diligence. Tenant agrees to pay promptly when due all charges for labor or materials in connection with any such improvements so that the Premises shall at all times be free of any and all liens.

5.      USE OF PREMISES

5.1 PERMITTED USE. Tenant shall occupy the Premises continuously during the Term and shall use the Premises only for the purposes set forth in Section 1 and for no other purposes or purposes.

5.2 PROHIBITED USES. Without limiting the generality of Section 5.1, Tenant shall not use any part of the Premises (a) in any manner which would violate this Lease, (b) for any unlawful purpose, or (c) in any manner which in Landlord's reasonable judgment impairs the appearance of the Building or (d) in any manner which materially and adversely impairs or interferes with Building services or the economic heating of the Building.

5.3 LICENSES AND PERMITS. Tenants shall obtain at its expense all licenses or permits required for the lawful conduct of Tenant's business.

5.4 SIGNS. Tenant shall not place signs on the Premises or on the exterior of the Building, in any window or in any common or public area without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant's signs shall be purchased and installed at Tenant's sole cost and expense and shall comply with applicable law.

6.      RENT

6.1 ANNUAL FIXED RENT. In consideration of the demising and leasing of the Premises by Landlord, Tenant covenants to pay to Landlord in lawful money of the United States as rent for said Premises the Annual Fixed Rent amounts in equal monthly installments commencing on January 15, 2001:

          ANNUAL FIXED RENT                              MONTHLY FIXED RENT

January 15, 2001 to January 14, 2002:                 $352,640.00 $29,386.67
January 15, 2002 to January 14, 2003:                   363,660.00 30,305.00
January 15, 2003 to January 14, 2004:                   374,680.00 31,223.34

                                       5
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January 15, 2004 to January 14, 2005:                   385,700.00 32,141.67
January 15, 2005 to January 14, 2006:                   396,720.00 33,060.00

6.1.2 In the event that Tenant exercises its right to extend the Original Term of this Lease, as set forth in Section 3.3 hereof, Tenant agrees to pay during the extended term the current market rent charged for similar office space in the Mansfield/Route 95 market at the time of the commencement of the Option Period. In the event that Landlord and Tenant, after acting reasonably and in good faith, cannot agree upon the aforesaid current market value within a thirty
(30) day period ending eleven (11) months prior to the expiration of the Original Term then, and in such an event, Landlord and Tenant shall select an independent commercial real estate broker or real estate appraiser to determine the fair market rental value of the Premises based on the then fair market value of similar office space in the Mansfield/Route 95 market. If Landlord and Tenant are unable to agree upon a mutually acceptable broker to make such determination within five (5) business days after Tenant exercises such right, or if a broker is unable to render an opinion with knowledge of the office rental market in the area around the Building, then the parties shall resort to arbitration of the determination of the fair market rental value as provided herein. In determining the fair market rental value, the arbitrators shall consider only buildings of comparable location, age and type of construction in the Mansfield/Route 95 market, as identified above, without consideration for the Tenant Improvements to the extent said Tenant Improvements are in excess of tenant improvements generally allowed for office buildings in the Mansfield/Route 95 Market at the time of such determination of fair market rental value.

        ARBITRATION OF FAIR MARKET RENTAL VALUE. If the purpose of the arbitration is to determine the fair market rental value of the Premises, then the following rules shall apply:

        (a) All arbitration shall occur at a location in Boston, Massachusetts, chosen by the arbitrators and shall be conducted pursuant to the rules of the American Arbitration Association. The party desiring such arbitration shall give written notice to the effect to the other party and simultaneously therewith also shall give written notice to the American Arbitration Association, requesting such organization to select, as soon as possible but in any event within the next thirty (30) days, three arbitrators with expertise in the subject matter of the arbitration. Each arbitrator shall be a member of the American Institute of Real Estate Appraisers (or successor organization, or if no such organization exists, then from persons of similar professional qualifications), with the designating M.A.I. and with at least ten (10) years of experience appraising commercial properties in the Boston metropolitan area;

                                       6
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        (b) The hearing shall be conducted such that each of Landlord and Tenant shall have two (2) hours only to present oral evidence or argument, but either party may present whatever written evidence or argument it deems appropriate prior to the hearing (with copies of such written evidence being delivered concurrently to the other party); and

        (c) Within 30 days after the conclusion of the hearing, the arbitrators shall again meet and simultaneously disclose in writing their respective determinations of the fair market rental value. If the determination of at least two of the arbitrators shall be identical in amount, said amount shall be the fair market rental value. If the determinations of at least two of the arbitrators shall not be identical in amount, the fair market rental value, shall be determined as follows: (a) if neither the highest nor the lowest determination differs from the middle determination by more than ten percent (10%) of such middle determination, then the fair market rental value shall be the average of all three determination, and (b) , if clause (a) does not apply, then the fair market rental value shall be the average of the middle determination and the determination closest in amount to said middle determination.

        Landlord and Tenant shall split the cost of determining the fair market value of the Premises. The decision of the appointed broker or appraiser, as the case may be, shall be final and binding, which decision shall be made within a thirty (30) day period ending seven (7) months prior to the expiration of the Original Term in the case of the Option Period.

        Notwithstanding the foregoing, in no event shall the Annual Fixed Rent for the first Lease Year of the Option Period be less than the last Lease Year of the Original Term.

6.1.3 Except only as specifically set forth in this Lease, it is understood and agreed that this is a totally triple net Lease, meaning and intending to mean that Landlord shall not be responsible for expenses of any kind or nature arising out of or in connection with the Premises and Tenant shall be responsible for any and all such expenses, including without limitation any and all real estate taxes, municipal charges and betterments, repairs, maintenance, replacements, renovations, operating expenses, insurance, licenses and utilities (e.g. gas, electricity, water, sewer, fuel, heating, lighting, air conditioning, telephone cable and the like) and other Operating Expenses set forth in Section 7.2.

6.1.4 All rent and other payments required to be made by Tenant pursuant hereof shall be paid and made payable to Landlord at 32 Pegan Lane, P.O. Box 656, Dover, Massachusetts 02030 until Tenant is otherwise notified by Landlord. All payments shall be made

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monthly in advance on the first day of each calendar month during the term of this Lease unless such other date is specified by Landlord upon written notice to Tenant. If the term shall commence or terminate upon a day other than the first day of a calendar month, then Tenant shall pay, upon the commencement date of the Term, a PRO RATA portion of the fixed monthly rent described above and PRO RATA on a per diem basis with respect to the fractional calendar month. The rent shall be payable on the first of each calendar month in advance, at such place as shall be designated by Landlord from time to time by written notice to Tenant.

6.1.5 In the due date of the amount payable under this Lease is a Saturday, Sunday or legal holiday at the location of the principal business office of Landlord or the holder of the Mortgage, such amount shall be deemed to be due on the next business day.

6.1.6 The obligation of Tenant to make the payments required by this Lease, and to perform and observe the other agreements on its part contained in this Lease, shall be absolute and unconditional and shall not be subject to any right of recoupment, set off, counterclaim, abatement (except as hereinafter specifically set forth) , suspension, deduction or defense. Tenant shall not (i) suspend or discontinue payment of any rent or additional rent pursuant to this Lease or
(ii) fail to perform and observe any of its other agreements contained in this Lease for any cause or reason including, but not limited to, the occurrence of any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Premises, except such abatement on a per diem basis proportionate to the extent to which rentable square footage is required unfit for occupancy in accordance with Section 10.1, commercial frustration of purposes, any change in the tax or other laws or administrative rulings of or administrative actions by or under authority of the United States of America or the Commonwealth of Massachusetts.

6.2  ADDITIONAL RENT, TAXES AND OTHER EXPENSES.

6.2.1 TAXES AND ASSESSMENTS. The Tenant shall pay, after receipt by Tenant of Landlord's bill, as additional rent hereunder, in each year during the Original Term and any Extended Term all real estate taxes (meaning all general and special taxes and assessments imposed by governmental authorities having jurisdiction over the entire Premises and assessed against the owners of the Property) . In addition, Tenant shall pay all ad valorem taxes, if any, allocable to Tenant's signs and business equipment in the Premises. If some method or type of taxation replaces the current method of assessment of real estate taxes, or the type thereof, Tenant agrees that Tenant shall pay the same; and if a tax (other than a Federal or State net income tax) is assessed on account of the gross rents or other charges payable by

                                       8
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Tenant to Landlord under the Lease, Tenant agrees to pay the same unless applicable law prohibits the payment of such tax by Tenant. Tenant's liability under this paragraph for any tax year which does not fall entirely within the term of this Lease shall be apportionately prorated.

6.2.2. CONTEST OF TAXES. Tenant shall have the right to contest (including the right to prepare and make filings, renditions and the like) the amount or validity, in whole or in part, of any real estate taxes by appropriate proceedings diligently conducted in good faith, but only after payment of such taxes, unless such payment or a payment thereof under protest would operate as a bar to such contents or interfere materially with the prosecuting thereof, in which event, notwithstanding the provisions of Section 6.2.1, Tenant may postpone or defer payment of such real estate tax if neither the Premises nor any part thereof, would be reason of such postponement or deferment be in danger of being forfeited or lost. Upon the termination of any such proceedings, Tenant shall pay the amount of such real estate taxes or part thereof, if any, as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees, including counsel fees, interest, penalties and any other liability in connection therewith. Tenant shall be entitled to any refund of any real estate taxes and penalties and interest thereon received by Landlord which have been paid by Tenant, or which have been paid by Landlord but for which Landlord has been previously reimbursed in full by Tenant. Landlord shall not be required to join in any proceedings referred to in this Section unless the provisions of any law, rule or regulation, at the time in effect shall require that such proceedings be brought by or in the name of Landlord, in which event Landlord shall join in such proceedings or permit the same to be brought in Landlord's name. Landlord shall not ultimately be subjected to any liability for the payment of any fees, including reasonable counsel fees, costs or expenses in connection with such proceedings. Tenant agrees to pay all such fees, including reasonable counsel fees, costs and expenses or, on demand, to make reimbursement to Landlord of such payment.

6.2.3 BILLING OF TAXES. Landlord shall provide Tenant with a statement showing Tenant's actual tax liability for the preceding year. Tenant will be credited or debited with any difference between actual and estimated tax liability, which shall be adjusted annually. If Tenant is late in any tax payment, Tenant shall pay Landlord any interest required of Landlord by the taxing authority, or if Landlord advances the Taxes, Tenant shall pay Landlord interest as stated in
Section 6.3. Tenant may, at Tenant's election, pay the real estate taxes directly to the taxing authority, provided in each instance evidence of such payment is promptly provided to Landlord.

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6.3 LATE CHARGES. Rent and additional rent not paid within ten (10) days of the date due shall bear interest at the rate of five percentage points over the prime rate of Fleet National Bank, but in no event more than eighteen percent per annum (or at any lower maximum rate permitted by law) from the date first due until paid.

6.4 SECURITY DEPOSIT. On execution of this Lease, Tenant shall deposit and maintain with Landlord the Security Deposit set forth in Section 1.1 of this Lease, which Landlord may commingle with Landlord's other funds without payment of any interest to Tenant. The Security Deposit shall be returned to Tenant at the expiration of this Lease upon Tenant's written request, provided Tenant has not breached this Lease. Landlord from time to time in its discretion may apply the Security Deposit in total or partial satisfaction of any event of default by Tenant, without affecting or waiving any other rights or remedies provided for under this Lease and in such event Tenant shall forthwith upon demand restore the Security Deposit to the original sum deposited, subject to the reduction set forth in Section 1.1. In the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Tenant, or its successors or assigns, or any guarantor of Tenant hereunder, the Security Deposit shall be deemed to be applied first to the payment of any Rent due Landlord for all periods prior to the institution of such proceedings and the balance, if any, of the Security Deposit may be retained by Landlord in partial liquidation of Landlord's damages. Landlord shall deliver the Security Deposit to the purchaser of Landlord's interest in the Property in the event that such interest be sold, transferred or assigned and thereupon Landlord shall be discharged and released from all further liability with respect to the Security Deposit or the return thereof to Tenant, and Tenant agrees to look solely to the new Landlord for the return of the Security Deposit, and this provision shall also apply to any subsequent transferees. Landlord shall have the right to assign the Security Deposit to Landlord's mortgage lender in connection with financing or refinancing of the Property if so requested by the Lender. No holder of a mortgage or deed of trust or lessor under a ground or underlying lease to which this Lease is or may be superior or subordinate shall be responsible in connection with the Security Deposit, unless such mortgagee or holder of such deed of trust or lessor shall have actually received the Security Deposit.

7.       SERVICES.

7.1 UTILITY EXPENSES. Tenant agrees to pay or cause to be paid as additional rent directly to the Landlord or party charged with the collection thereof all charges for water, gas, electricity, telephone, sewer and other services (collectively "Utility Expenses") used, rendered or supplied by or for the Tenant upon or in connection with the Premises during the Term, including any

                                       10
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extensions, and to indemnify Landlord and save it harmless against any liability or damages on such account. Landlord shall have no obligation to provide any utilities to the Premises.

7.2 OPERATING COST. The Tenant shall pay any and all Operating Expenses incurred during the Original Term and any Extended Term either to Landlord, after receipt by Tenant of Landlord's bill(s), as additional rent hereunder, or directly to the vendor or service provider as and when billed. Operating Expenses are defined for the purpose of this Lease as including the total cost and expense incurred in operating, repairing, maintaining, replacing and managing the Building of which the Premises forms a part, including without limitation, security, insurance, water and sewer use charges, roof repairs, lighting, electrical, mechanical, utility and other systems and services, removal of snow, trash, rubbish and other refuse, sweeping, cleaning, routine maintenance and service of utility, heating and cooling systems, maintenance and depreciation of machinery and equipment used in operating and maintenance and the cost of personnel to implement such services.

7.3 REPAIRS FOR ACCOUNT OF TENANT. If after written or oral notice, Tenant fails to promptly make needed repairs to the Premises, as set forth in Section 8.6, Landlord may, but shall not be obligated to do so, at Tenant's expense, make any such repairs, without waiving any right or remedy for Tenant's failure to make such repairs. If Tenant fails to promptly pay, Landlord may add said amount to the rent due hereunder, together with interest thereon at the rate of five percentage points over the prime rate of Fleet National Bank, but in no event more than eighteen (18%) percent per annum (or at any lower maximum rate permitted by law)

7.4 CURTAILED SERVICES. If any of utility services (e.g. electricity, water, gas, etc.) are curtailed by any reason or cause beyond Landlord's reasonable control, there shall be no abatement of rent or other compensation due Landlord, nor shall Tenant's obligations hereunder be reduced, but Landlord shall use best efforts to cause the provider of such utility services to timely restore the interrupted service.

7.5 PAYMENT FOR TENANT'S WORK. The Premises shall at all times be free of liens for labor and materials. To that end, Tenant shall pay promptly for all work or services with respect to the Premises undertaken on behalf of Tenant. Except as otherwise set forth in this Lease, Landlord shall receive a reasonable service fee, determined by Landlord, for work performed for Tenant by or under the supervision of Landlord.

7.6 CLEANING OF BUILDING. Tenant, at Tenant's sole cost and expense, shall provide cleaning services to the Building.


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7.7 LANDLORD'S MAINTENANCE. Subject to the provisions of Section 7.2, Landlord shall maintain and repair all structural portions of the Building, which may be required in order to keep the Building presentable and in good repair and tenantable condition, including but not limited to the roof, exterior walls, structural floor slabs, columns, public stairways and corridors, lavatories, equipment (including but not limited to other types of systems) and shall replace and maintain any interior portions of the Building in need of same due to structural or exterior defects, or failure by Landlord's negligence, default or failure to repair any exterior or structural defects. Landlord shall effectuate all repairs in a timely manner. Tenant shall notify Landlord in writing of any repairs required in this Section 7.7 to be performed by Landlord. Landlord shall complete the repairs within thirty (30) days of receipt of Tenant's notice unless such repairs cannot be reasonably completed within said thirty days, in which event Landlord shall thereafter diligently prosecute such repairs until completed.

8. TENANT'S ADDITIONAL COVENANTS. Tenant covenants at its expense at all times during the Lease Term and such further time as Tenant occupies the Premises or any part thereof the following:

8.1. COMPLIANCE WITH LAW. Tenant, at its sole expense, shall comply with all applicable laws and insurance requirements with respect to Tenant's use and occupancy of the Premises.

8.2 COMPLIANCE WITH ENVIRONMENTAL LAWS. Tenant hereby covenants to Landlord that: (a) Tenant shall (i) comply with all Laws applicable to the discharge, generation, manufacturing, removal, transportation, treatment, storage, disposal and handling of Hazardous Materials or Wastes as apply to the activities of the Tenant, its directors, officers, employees, agents, contractors, subcontractors, licensees, invitees, successors and assigns at the Property, (ii) remove any Hazardous Materials or Wastes from the Premises in accordance with all applicable Laws and orders of governmental authorities having jurisdiction to the extent Tenant or its directors, officers, employees, agents, contractors, subcontractors, licensees, invitees, successors and assigns brought such Hazardous Materials or Wastes onto the Premises, (iii) pay or cause to be paid all costs associated with such removal including restoration of the Premises, and (iv) indemnify Landlord from and against all losses, claims and Costs arising out of the migration of Hazardous Materials or Wastes from or through the Premises which arose from acts or omissions of Tenant during Tenant's occupancy of the Premises; (b) Tenant shall keep the Property free of any lien imposed pursuant to any applicable Law in connection with the existence of Hazardous Materials or Wastes in or on the Premises; (c) Tenant shall not install or permit to be installed in the Premises any asbestos, asbestos-containing materials or any other chemical or substance which has been determined to be a hazard to health and environment; (d) Tenant shall not cause, as a result of any act or negligent omission on the part of Tenant, a releasing, spilling, leaking, pumping, emitting, pouring, discharging, emptying or dumping of any Hazardous Materials or Wastes onto the Premises; (e) Tenant shall give all notifications and prepare all reports required by any Laws or any other law with respect to Hazardous Materials or Wastes that were first brought onto the Premises by the Tenant (or Tenant's directors, officers, employees, agents, contractors, subcontractors, licensees, invitees, successors or assigns) existing on, release from or emitted from the Premises; (f) Tenant shall promptly notify Landlord in writing of any release, spill, leak, emittance, pouring, discharging, emptying or dumping of Hazardous Materials or Wastes in or on the Premises; and (g) Tenant shall promptly notify Landlord in writing of any summon, citation, directive, notice, letter or other communication, written or oral, from any local, state or federal governmental agency, or of any claim or threat of claim known to Tenant, made by any third party relating to the presence or releasing, spilling, leaking, pumping, emitting, pouring, discharging, emptying or dumping of any Hazardous Materials or Wastes onto the Premises. The foregoing covenants shall not apply to Hazardous Materials or Wastes existing in the Premises prior to the date of this Lease. The term "Hazardous Materials or Wastes" shall mean any hazardous or toxic materials, pollutants, chemicals, or contaminants, including without limitation asbestos, asbestoscontaining materials, polychlorinated biphenyls
(PCBs) and petroleum products as defined, determined or identified as such in any Laws, as hereinafter defined. The term "Laws" means any federal, state, county, municipal or local laws, rules or regulations (whether now existing or hereinafter enacted or promulgated) including, without limitation, the Clean Water Act, 33 U.S.C. ss.1251 ET SEQ. (1972), the Clean Air Act, 42 U.S.C. ss.7401 ET SEQ. (1970) , the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.1802 ET SEQ. (1980) , as amended, and the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 ET SEQ., any similar state laws, as well as any judicial or administrative interpretation thereof, including any judicial or administrative orders or judgments.

Tenant hereby agrees to defend, indemnify and hold harmless Landlord, its employees, agents, contractors, subcontractors, licensees, invitees, successors and assigns from and against any and all claims, losses, damages, liabilities, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees and costs incurred in the investigation, defense and settlement of claims or remediation of contamination) incurred by such indemnified parties as a result of or in connection with the presence of or removal of Hazardous Materials or Wastes existing at the Premises (except for Hazardous Materials or Wastes existing at the Premises prior to the date of this Lease) or as a result of or in connection with activities prohibited under this Section

8.2. Tenant shall bear, pay and discharge, as and when the same become due and payable, any and all such judgments or claims for damages, penalties or otherwise against such indemnified parties, shall hold such indemnified parties harmless against all claims, losses, damages, liabilities, costs and expenses, and shall assume the burden and expense of defending all suits, administrative proceedings, and negotiations of any description with any and all persons, political subdivisions or government agencies arising out of any breach by Tenant or Tenant's obligations under this Section 8.2.

8.3 TENANT'S INDEMNITY. Tenant shall defend, indemnify and save harmless the Landlord and any other persons claiming by, through or under Landlord against any and all liability or claims of any kind or nature whether for injury to persons, including death, or damage to property (i) occurring on or arising out of the use of the Premises during the term hereof by Tenant or any persons claiming by, through or under Tenant; (ii) arising out of any default by Tenant hereunder; or (iii) arising out of any act or omission to act by Tenant, its agents, employees, licensees, franchisees, invitees, subtenants or any other person for whom Tenant is responsible on or about the Premises at any time.

8.4 TENANT'S PROPERTY IS TENANT'S RISK. All property of Tenant and persons claiming by, through, or under Tenant at any time on the Premises, shall be at the sole risk of Tenant or such persons and if the whole or any part thereof shall be destroyed or damaged by any cause whatever, no part of said loss or damage shall be borne by Landlord; except that to the extent required by Massachusetts law, the foregoing shall not exculpate the Landlord from liability for its own negligence or willful act.

8.5 OVERLOADING, NUISANCE; VOLATILE OR DANGEROUS SUBSTANCES. Tenant shall not injure, overload, deface, or otherwise harm the Premises, nor commit any nuisance, not permit the emission of any objectionable noise, noxious or objectionable odor or of any particulate residue; nor make, allow or suffer any waste; nor make any use of the Premises which is improper, offensive, or contrary to any law, ordinance, order or regulation of any public authority or which will invalidate or increase the premium of any insurance. All dangerous substances shall be stored safely and securely in compliance with law and applicable government and insurance requirements and guidelines.

8.6 MAINTENANCE OF PREMISES. Tenant shall perform its own interior decorating; keep in good condition and repair, excepting for reasonable wear and tear and damage by fire and other casualty, the interior of the Building, including without limitation all interior walls, floors, ceilings, doors, windows and signs; make all necessary repairs not required to be made by Landlord, including all repairs necessitated by the negligence of

Tenant or persons claiming by, through or under Tenant, and including without limitation repairs to all improvements made by Tenant and further including replacement of glass injured or broken, keeping all plumbing, lighting, heating, air conditioning, sprinkler and other utility systems and equipment in good working order, removing all snow and ice from the Property, maintaining all lawns, plantings and other landscaped areas thereon in a healthy and attractive state.

8.7 YIELD UP. At the expiration or earlier termination of this Lease, Tenant shall surrender all keys to the Premises, remove all personal property, and all Tenant's signs and yield up the Premises broom clean and in good order, repair and condition, as the same were in on the Commencement Date or had been put in thereafter, damage by unavoidable casualty or reasonable wear and tear excepted. If Tenants property is not removed within thirty (30) days, Tenant shall pay to Landlord the tenant at sufferance use and occupancy charge set forth in Section
13.1 on a per diem basis for each and every day after the thirtieth day until all of Tenant's property is removed from the Premises. After sixty (60) days, Landlord may dispose of Tenant's property not yet removed, as Landlord shall determine.

8.7.1 WHAT ARE INTENDED TO BE FIXTURES. Equipment, improvements and appurtenances attached to or built into the Premises prior to or during the Term shall be and remain part of the Premises and are intended as real estate fixtures and shall not be removed by Tenant unless otherwise expressly provided in this Lease. All electric, plumbing, heating and sprinkling systems, fixtures and outlets, vaults, panelling, molding, shelving, radiator enclosures, flooring, HVAC equipment and HVAC ducts shall be deemed to be real estate fixtures, whether or not attached to or built into the Premises.

8.8 ALTERATIONS AND IMPROVEMENTS BY TENANT AFTER TERM COMMENCEMENT. The Tenant shall not make any alterations, improvements and/or additions to the interior or exterior of the Premises, except in accordance with the provisions of Section
4.2 of this Lease.

8.9 FLOOR LOAD; HEAVY MACHINERY. Tenant shall place no load upon any floor of the Premises exceeding the floor load per square foot of area which such floor was designed to carry or which in its present condition it is capable of carrying without damage and which is allowed by law.

8.10 ASSIGNMENT AND SUBLETTING. Tenant covenants and agrees that Tenant shall not assign this Lease or sublet (which term, without limitation, shall include the granting of concessions, licenses, and the like) without in each instance having first received the express written consent of Landlord, which Consent shall not be unreasonably withheld or delayed, and in any case where Landlord shall consent to such assignment or subletting, the Tenant named herein shall (i) remain fully liable for the obligations of Tenant; hereunder, including without limitation, the obligation to pay t rents and other amounts provided under this Lease, and
(ii) over to Landlord any and all rent or additional rent or other income received from any sub-tenant or assignee (including sale furniture fixtures, equipment and the like) in excess of Tenant obligations to Landlord, as set forth in this Lease, as it is expressed intent ions of the parties hereto that Tenant shall receive a profit from any assignment of subletting.

Tenant shall pay to Landlord, as additional rent, Landlord's reasonable legal fees and other expenses incurred in connection with any proposed assignment or sublet, including without: limitation, fees for review of documents.

8.11 LANDLORD'S ACCESS TO PREMISES. Tenant agrees that it permit Landlord, the holder of any mortgage, and its agents enter the Premises at reasonable times upon at least twenty-four (24) hours prior written notice (except in the case emergencies) to (i) show the same to prospective tenants purchasers and lenders;
(ii) for the purpose of inspection, repairs, alterations, improvements or additions of, or to the. Premises, as Landlord may deem reasonably necessary or desirable. (iii) for the purpose of assuring Tenant's compliance with obligations hereunder; (iv) to exercise Landlord's rights and discharge Landlord's obligations under this Lease and (v) for purpose whatsoever related to the safety, protection, preserve; or improvements of the Premises or of the Building or of Landlord's interest. Landlord agrees that no entry by it shall result in unreasonable interference with the conduct of Tenant business in the Premises. Landlord further agrees that forcible entry will be made except to prevent injury to persons substantial damage to property.

9.  INSURANCE

9.1 PUBLIC LIABILITY INSURANCE. Tenant shall take out and maintain in force throughout the Term comprehensive public liability insurance naming Landlord and Tenant, and all persons claiming under them as insureds against all claims and demands for any injury to person or property which may be claimed to occurred on the Premises in an amount which at the beginning the Term shall not be less than $2,000,000 for injury or death of one person $3,000,000 for injury or death of more than one person, $500,000 for property damage or such higher amounts as Landlord determines are required by reason of Tenant's use of the Premises and which thereafter, if Landlord requires, shall be in on higher amounts as are then consistent with sound commercial practice in the greater Boston area.

9.2 CASUALTY INSURANCE. Tenant shall take out and maintain. throughout the Term a policy of fire, vandalism, malicious mischief, extended coverage and so-called all risk coverage insurance insuring Tenant's improvements in the Premises and Tenant's fixtures, furnishing and equipment to the extent of full replacement cost coverage with a deductible not to exceed $1,000.00, except that any such insurance may be written with an 80% co-insurance clause, provided such policy has a replacement-cost endorsement.

9.3 WORKMEN'S COMPENSATION. Tenant shall maintain policies of Workmen's Compensation Insurance covering all employees, and if Tenant shall contract with any independent contractor for the furnishing of labor, materials or services to Tenant, Tenant shall require such independent contractor to maintain Workmen's Compensation Insurance covering all its employees and all the employees of any subcontractors.

9.4 CERTIFICATE OF INSURANCE. Such insurance shall be placed with insurance satisfactory to Landlord and authorized to do business in Massachusetts. Such insurance shall provide that it shall not be cancelled without at least ten (10) days prior written notice to each insured named therein. Upon Landlord's request, Tenant shall furnish Landlord with Certificates of. Insurance for all such insurance and, at Landlord's request, shall furnish the holder of any mortgage on the Building with Certificates of Insurance, together with evidence satisfactory to' Landlord of the payment of all premiums.

9.5 LANDLORD'S INSURANCE. Landlord shall maintain during the Term such policies of casualty, liability and other insurance, as Landlord shall determine. Tenant agrees to cooperate with Landlord in obtaining and maintaining such insurance.

9.6 WAIVER OF SUBROGATION. Landlord and Tenant hereby release each other, to the extent of their respective insurance coverages, from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties, even if such fire or other casualty shall be brought about by the fault or negligence of the party benefited by the release or its agents; provided, however, this release shall be in force and effect only with respect to loss or damage occurring during such time as thc.' policies of fire and extended coverage insurance maintained by the releasing party shall contain a clause to the effect that such release shall not affect said policies or the right of the releasing party to recover thereunder. Landlord and Tenant each agree to make best efforts to have their respective fire and extended coverage insurance policies include such a clause so long as the same is obtainable without extra cost, or if extra cost is chargeable therefor, so long as the party benefited by such clause in its discretion chooses to pay such extra cost.

9.7 INCREASE IN INSURANCE RISK. If Tenant's use of the Premises results in any increase in Landlord's insurance rates on the Building, Tenant shall reimburse Landlord for such increase in insurance charges.

10.  DAMAGE TO PREMISES AND CONSEQUENCES OF EMINENT DOMAIN.

10.1 UNTENANTABILITY. Except as otherwise provided, if the Building shall be partially damaged by fire or other casualty this Lease shall remain in full force and effect and the damage the Building shall be repaired by Landlord. Until such repairs are made, Rent shall be abated on a per diem basis proportionate to the extent to which the rentable square footage of the Building is rendered unfit for occupancy. Landlord shall incur no liability other than abatement of rent on a per diem basis proportionate the extent to which the rentable square footage of the Building is rendered unfit for occupancy, on account of any delay in the completion of such repairs which may arise by reason of adjustment; of insurance, labor difficulties or other cause beyond Landlord's reasonable control. If all or any portion of the Building is destroyed by fire or other casualty, acts of God or other cause, Landlord may elect, by written notice to Tenant within sixty (60) days after the date of casualty:

        (a) to terminate this Lease as of the date when the Building is so destroyed or made unfit for occupancy; or

        (b) to repair, restore or rehabilitate the Building Landlord's expense within one hundred (100) days after Landlord is enabled to take possession of the damaged Building and undertake reconstruction or repairs; and if Landlord elects to so repair, restore or rehabilitate the Building, this Lease shall not terminate, Landlord in good faith shall attempt to complete its. work as promptly as reasonably possible, and Rent shall be abated on a per diem basis proportionate to the extent and for the period during which the Building is unfit for occupancy. Landlord's failure to elect to terminate this Lease in a timely fashion shall constitute its election to proceed to repair the Building. In the event Landlord shall proceed pursuant to the provisions of thin subparagraph, and shall not substantially complete the work within said one hundred (100) day period (excluding from said period loss or time resulting from adjustment of insurance, labor difficulties or other Acts of Cod) either Landlord or Tenant may then terminate this Lease, as of the date when the Building was made unfit for occupancy, by written notice to the other not later than ten (10) days after the expiration of said one hundred (100) day period, computed as herein provided. In the event of termination of this Lease pursuant to this Section 10.1, Rent shall be apportioned a per diem basis to and including the effective date of such termination, and Tenant shall promptly vacate the Premises and surrender the same to Landlord. If the damage or destruction is due to the fault or negligence of Tenant, or Tenant's agents, contractors, servants, employees, licensees or invitees, the debris shall be removed at the expense of Tenant.

10.2 EMINENT DOMAIN. If the whole or any part of the Building shall be taken, condemned or otherwise acquired by any public or quasi-public authority under the power of eminent domain, condemnation or other proceedings so as to render the Building untenantable, this Lease and the estate hereby created shall terminate and wholly expire on the date title shall vest in acquiring authority, and all Rent shall be prorated and adjusted as of said date. In no event whatsoever shall Tenant have any claim against Landlord by reason of any appropriation, condemnation or taking of the whole or any part of the Building, nor shall Tenant have any claim to the amount, or any portion thereof, that may be awarded as damages or paid as a result of said appropriation, condemnation or taking. Tenant hereby assigns to Landlord all Tenant's rights, title and interest in and to any and all amounts awarded or paid by reason of such appropriation, condemnation or taking, provided, however, that none of the foregoing is meant to deprive the Tenant from claiming moving expenses, displacement expenses or the like solely from the acquiring authority.

11.  DEFAULT AND REMEDIES.

11.1 EVENTS OF DEFAULT. (a) If Tenant shall default in the performance of any of its obligations to pay the Annual Fixed Rent or additional rent hereunder within five (5) days after it is due, or (b) if, within thirty (30) days after written notice from Landlord to Tenant specifying any other non-monetary default or defaults, Tenant has not commenced diligently to correct the default or defaults so specified or has not thereafter diligently pursued such correction to completion or (c) if any assignment shall be made by Tenant for the benefit of creditors, or (d) if Tenant's leasehold interest shall be taken on execution, or (e) if a petition is filed by Tenant or any guarantor of Tenant's obligations under this Lease for adjudication as a bankrupt, or for reorganization or any arrangement under any provision of the Bankruptcy Act, as then in force and effect, or (f) if an involuntary petition under any of the provisions of said Bankruptcy Act is filed against Tenant or any such guarantor of Tenant's obligations and such involuntary petition is not dismissed within thirty (30) days thereafter, or (g) if Tenant or any such guarantor shall be declared bankrupt or insolvent according to law, or (h) if a receiver, trustee or assignee shall be appointed for the whole or any part of Tenant's property or the property of any such guarantor and shall not be removed within thirty (30) days thereafter, then, and in any such cases, if such default shall not have been cured, Landlord and its agents lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter and with notice and with process of law (forcible if necessary) enter into and upon the Premises or any part thereof in the name of the whole or mail a notice of termination addressed to Tenant at the Premises, and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects (forcible, if necessary) without being deemed guilty of any manner of trespass and without prejudice or prior breach of covenant, and upon such entry or mailing, as aforesaid, this Lease shall terminate, Tenant hereby waiving all statutory rights (including without limitation rights of redemption, if any) to the extent such rights may lawfully waived, and Landlord, with notice to Tenant, may store Tenant's effects at the expense and risk of Tenant, and, if Landlord so elects, may sell such effects at public auction and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant. For purposes of this Section 11.1 and all sections under Section 11, "Tenant shall include any guarantor of any of Tenants obligations under this Lease and any corporation of which Tenant is a controlled subsidiary.

11.2 DAMAGES-TERMINATION. Upon the termination of this Lease under the provision of this Section 11, Tenant shall pay to Landlord the Annual Fixed Rent, additional rent and other charges payable by Tenant to Landlord up to the time of such termination, shall continue to be liable for any preceding breach of covenant, and in addition, shall pay to Landlord as damages, at the election of Landlord, either:

        (x) provided Landlord has used good faith efforts to mitigate Tenant's damages, the amount by which, at the time of the termination of this Lease (Or at any time thereafter if Landlord shall have initially elected damages under subparagraph (y), below), (1) the aggregate of the Annual Fixed Rent, additional rent, taxes, Utility Expenses, Operating Expenses and other charges projected over the period commencing with such termination and ending on the Termination Date, as stated in Section 1 (OR such later date to which the Lease has been extended) exceeds (ii) the aggregate projected rental value of the Premises for such period, or:

        (y) amounts equal to the Annual Fixed Rent, additional rent, taxes, and Operating Expenses and other charges which would have been payable by Tenant had this Lease not been so terminated, payable upon the due dates therefor specified herein following such termination and until the Termination Date, as specified in Section 1, (or such later date to which the Lease has been extended) provided, however, if Landlord shall re-let the Premises during such period, that Landlord shall credit Tenant with the net rents received by Landlord from such re-letting the expense incurred or paid by Landlord in termination this Lease, as well as the expenses of re-letting, including altering and preparing the Premises for a new tenant(s), broker's commissions, attorneys' fees and all other similar and dissimilar expenses properly chargeable against the Premises and the rental therefrom, it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining term of this Lease, as extended; and provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and (ii) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this Subparagraph (y) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by landlord prior to the commencement of such suit. If the Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

The recovery of such damages, or any installments thereof, may be brought by Landlord in one or multiple suites from time to time at Landlord's election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired if it had not been terminated hereunder.

Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

11.3 EFFECT OF TAX AND OPERATING EXPENSES ON DAMAGES. In the event of any termination of this Lease or re-entry by Landlord under the provisions of this
Section 11 or other proceeding or action or any provision of law by reason of default under this Lease on the part of Tenant, then for the purpose of computing damages, as shall be payable pursuant to this Section 11, it is agreed that:

        (a) If Landlord shall elect that damages be payable pursuant to Subparagraph (x) of Section 11.2, the computation of such damage shall be made, insofar as the same relates to taxes, Utility Expenses and Operating Expenses by taking the product of (i) the sum of taxes, and Operating Expense for the immediately preceding fiscal year of Landlord, respectively, times (ii) the number of years remaining of the full term hereby granted, on the assumption that the amount of such taxes, Utility Expenses and Operating Expense so payable for the immediately preceding fiscal year of Landlord would have remained constant for each subsequent fiscal year of the full term hereby granted.

        (b) If Landlord shall elect that such damages be payable pursuant to Subparagraph (y) of Section 11.2, the sums referred to in said Subparagraph (y) shall include, without limitation, the amount of the taxes, Utility Expenses and Operating Expense which under the provisions of Section 6.2, 7.1 and 7.2 would be payable by Tenant for the period referred to in said Subparagraph (y) less any credits due Tenant for reletting the Premises, as provided for in Subparagraph (y).

11.4 LANDLORD'S EXPENSES IN PERFORMING OBLIGATIONS OF TENANT. If Tenant shall default in the performance of any covenant of this Lease, Landlord may without waiving or releasing any right or remedy immediately, or at any time thereafter, without notice, perform the same for Tenant's account and Tenant shall pay on demand as reimbursement the sum so paid by Landlord with all interests and costs.

11.5 LANDLORD'S REMEDIES NOT EXCLUSIVE. Landlord's remedies stated in this Lease are cumulative and not exclusive of any other remedies or means of redress available to Landlord by law.

11.6 EFFECT OF WAIVERS OF DEFAULT. No consent or waiver, express or implied, by Landlord or Tenant to any act or omission which otherwise would be a breach of Tenant's obligations shall in any way be construed to impair Tenant's continuing obligations hereunder or operate to permit similar acts or omissions.

11.7  REPEATED DEFAULTS. Intentionally Omitted.

11.8 NO ACCORD AND SATISFACTION. No acceptance by Landlord of a lesser sum than the Annual Fixed Rent, additional rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or any letter accompanying any check for payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

12. LANDLORD'S FINANCING.

12.1 SUBORDINATION. This Lease is subject and subordinate to all matters of record including without limitation any mortgages or ground leases and other instruments in the nature of a mortgage, which may now be on or affect the Premises, or any part thereof, and to each advance made or to be made under such mortgages and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor and Tenant shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this Lease to any such mortgages, ground leases and other such instruments in the nature of a mortgage and to any and all advances made or to be made thereunder, provided that in the instrument of subordination, the mortgagee (or trustee) agrees for itself and its successors and assigns, that so long as Tenant shall not be in default of this Lease, the mortgagee (or trustee) and its successors and assigns, will not disturb the peaceful, quiet enjoyment of the Premises by Tenant and will recognize Tenant's rights under this Lease.

12.2 ESTOPPEL CERTIFICATE. Each party shall, at any time and from time to time upon not less than ten (10) days' prior written notice from the other party, execute, acknowledge and deliver to the other party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which the rental and other charges are paid, in advance, if any; (ii) acknowledging that there are not, to such party's knowledge, any uncured defaults on the part of the other party hereunder, or specifying such defaults, if any which are claimed; and (iii) certifying as to such other matters as the other party reasonably shall request. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the property of which the Premises are a part. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification, except as may be represented by Landlord, that there are no uncured defaults in Landlord's performance, and that not more than one month's rental has been paid in advance.

12.3 ASSIGNMENT OF RENTS. Tenant shall, upon receipt of written notice from Landlord and any such mortgagee, overlessor, or other person to whom Landlord may from time to time assign the rents or other payments due hereunder, make payment of such rents or other payments to such person.

13.  HOLDING OVER.

13.1 HOLDING OVER. If Tenant or anyone claiming under Tenant shall remain in possession of the Premises or any part thereof after the expiration of the Term of this Lease without any agreement in writing between Landlord and Tenant with respect thereto, prior to acceptance of rent by Landlord, the person remaining in possession shall be deemed a tenant at sufferance at a use and occupancy charge equal to twice the rate of Annual Fixed Rent plus all other charge payable under this Lease, and after

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acceptance of rent by Landlord, the person remaining in possession shall be deemed a tenant from month-to-month, subject to the provisions of this Lease (but excluding all provisions for rent) insofar as the same may be made applicable to a tenancy from month-to-month.

Notwithstanding the foregoing, Landlord may, prior to acceptance of rent for any period after the Term, provided Tenant has not exercised any Tenant election to extend the Term of this Lease, at its option forthwith re-enter and take possession of the Premises or any part thereof without process or by any manner provided by law without prejudice to claim for the use and occupancy charge as stated above.

14.  MISCELLANEOUS PROVISIONS

14.1 NOTICES. All notices hereunder shall be in writing and deemed duly served if mailed, certified mail return receipt requested or delivered by a nationally recognized overnight delivery service with tracking receipt, to Tenant, at the Original Address of Tenant or such other address as Tenant shall have last designated by notice in writing to Landlord, and Landlord, at the Original Address of Landlord or such other address as Landlord shall have last designated by notice in writing to Tenant.

14.2 QUIET ENJOYMENT. Upon Tenant's paying the rent and performing all provisions of this Lease, Tenant may peaceably and quietly have, hold and enjoy the Premises during the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord.

14.3 LIMITATION OF LANDLORD'S LIABILITY. Tenant shall neither assert nor seek to enforce any claim for breach of this Lease against any of Landlord's assets other than Landlord's interest in the Building of which the Premises forms a part and in the rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease. In no event shall Landlord (which term shall include, without limitation, any of the officers, trustees, directors, partners, beneficiaries, joint ventures, members, stockholders or other principals or representatives, disclosed or undisclosed, thereof) ever be personally liable for any such liability.

14.4 ACTS OF GOD. In any case where either party hereto is required to do any act, other than the payment of Annual Fixed Rent or additional rent, delays, caused by or resulting from acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials, or equipment, unusual government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in

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determining the time during which such act shall be completed, whether such time be designated by a fixed date, a fixed time or "a reasonable time", and such time shall be deemed to be extended by the period of such delay.

14.5 APPLICABLE LAW AND CONSTRUCTION. This Lease is made under Massachusetts Law and shall bind Landlord and Tenant and their respective heirs, successors and assigns. If any provisions of this Lease shall to any extent be invalid, the remainder of this Lease, and the valid portion of such provisions, shall not be affected thereby. There are no oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended only by instruments in writing executed by Landlord and Tenant. The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease.

14.6 BROKER. Tenant represents and warrants that it has not directly or indirectly dealt, with respect to the leasing of the Premises, nor had its attention called to the Premises by anyone other than the broker, person or firm, if any, designated in Section 1. Tenant agrees to exonerate and save harmless and indemnify Landlord against any claims for a commission arising out of the execution and delivery of this Lease or out of negotiations between Landlord and Tenant with respect to the leasing of other space in the Building, provided that Landlord shall be solely responsible for the payment of brokerage commission to the broker, person or firm, if any, designated in Section 1.

14.7 FINANCING REQUIREMENTS. If in connection with obtaining financing for the Premises, the holder of the mortgage, a bank insurance company, pension trust or other institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold or condition its consent thereto provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created.

14.8 AGREEMENT MADE ONLY WHEN LEASE SIGNED. This Lease shall bind Landlord and Tenant Only when executed and delivered by both. This Lease when signed by one party and delivered to the other shall constitute an offer to enter into a lease on the terms Set forth herein. No submission of this Lease, unsigned by either party to the other, shall constitute an offer to lease.

14.9. RECORDING. Tenant agrees not to record the within Lease, but each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease or short form lease in form recordable and complying with applicable law and reasonably satisfactory to Landlord's attorneys. In no event shall such document set forth the rental or other charges payable by Tenant

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under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

14.10 GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the Laws of the Commonwealth of Massachusetts, as the same may from time to time exist.

Executed under seal on the date set forth in Section 1.1.

LANDLORD:                                    TENANT:

                                             Benchmark Electronics Corporation

By:  /S/ NANCY E. THOMPSON                   By:  /S/ GAYLA J. DELLY
     ---------------------                        -------------------
Nancy E. Thompson, Trustee                        Its Treasurer
of Goat Hollow Realty Trust                       Hereto duly authorized


                               CLERK'S CERTIFICATE
                        BENCHMARK ELECTRONICS CORPORATION

The undersigned hereby certifies (1) that he is the duly elected Clerk of the Corporation executing this Lease, as Tenant, (2) that the Tenant's Board of Directors has duly decided that the Tenant shall enter into this Lease and has duly empowered the person who executed this Lease to do in the name and on behalf of the Tenant, and (3) that the Tenant's execution and performance of this Lease is consistent with and does not contravene or violate the law and governing documents under which Tenant is organized and operated.

                                    /s/ LENORA A. GURTON, CORPORATE SECRETARY
                                    -----------------------------------------





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                                    Exhibit A

        ATTACHED TO AND MADE A PART OF THAT CERTAIN LEASE BY AND BETWEEN
                          GOAT HOLLOW REALTY TRUST AND
                        BENCHMARK ELECTRONICS CORPORATION

                             DESCRIPTION OF PROPERTY

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



                              360 Forbes Boulevard

                            Mansfield, Massachusetts

                                    PARCEL 1.

A certain parcel of land with the buildings thereon situated in the Interstate 95 Industrial center of 495, Mansfield, Bristol County, Massachusetts, shown as Lot 604 on a plan entitled "Plan of Land in Mansfield, Mass. dated December 20, 1973, by Norwood Engineering Co., Inc., recorded with Bristol North District Registry of Deeds in Book 144, Page 25, bounded and described as follows:
Northerly by Suffolk Road, 222.50 feet; Easterly by Lot 602 on said plan, 439.17 feet; Southerly by Lot 606 on said plan 272.50 feet; Westerly by Forbes Boulevard, 389.17 feet; Northerly by Suffolk Road, by a curved line with a radius of 50.00 feet, 78.54 feet. Containing, according to said Plan, 2 acres and 32,018 square feet or 119,138 feet.

                                    PARCEL 2

A certain parcel of land situated in the Interstate 95 Industrial Center at 495, Mansfield, Bristol County, Massachusetts, shown as Lot 540 on a plan entitled "Plan of Land in Mansfield and Foxboro, Massachusetts," dated November 13, 1975, by Norwood Engineering Co., Inc., recorded with Bristol North District Registry of Deeds in Plan Book 156, Pages 50 to 53, and with Norfolk Registry of Deeds as Plan 887 of 1975 in Plan Book 251, bounded and described as follows: Westerly by Forbes Boulevard, as shown on said plan, 295.45 feet; Northerly by land now or formerly of Sun Chemical Corp., as shown on said plan, 280 feet; Easterly by land now or formerly of Questor Corp., as shown on said plan, 345.45 feet; Southerly by Suffolk Road, as shown on said plan, 230 feet; and Southwesterly by the junction of Suffolk Road and Forbes Boulevard, as shown on said plan, 78.54 feet. Containing according to said plan, 96,189 square feet (2.21 acres) of land.